UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2022

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 N. Glassell Street, Orange, California 92865

(Address of Principal Executive Offices) (Zip Code)

(714) 921-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10	VOLT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 13, 2022, Volt Information Sciences, Inc. a New York corporation (“Volt”), issued a press release, a copy of which is furnished as Exhibit 99.1 and incorporated by reference into this Item 8.01, announcing that Volt’s board of directors (the “Board”) has canceled the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) which was scheduled for April 20, 2022.

The Annual Meeting has been canceled due to the ongoing tender offer by Vega MergerCo, Inc., a New York corporation (“Merger Sub”) (a wholly-owned subsidiary of Vega Consulting, Inc., a Delaware corporation (“Parent”)), to acquire any and all issued and outstanding shares pursuant to the Agreement and Plan of Merger, dated as of March 12, 2022, among Volt, Parent and Merger Sub (as it may be amended from time to time, the “Merger Agreement,” and the transactions contemplated thereunder, the “Merger”). If the Merger is not consummated pursuant to the terms of the Merger Agreement, the Board will reschedule the Annual Meeting for a later date.

The Merger is expected to close in the second quarter of 2022, subject to customary closing conditions. Volt expects that the current members of the Board will continue as directors until the closing of the transaction. Upon closing of the transaction, Volt common stock will no longer be listed on any public market.

Important Information

The tender offer described in this communication commenced on March 25, 2022. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Volt common stock. On March 25, 2022, Parent and Merger Sub filed with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO with the SEC, and Volt filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. VOLT SHAREHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Shareholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties at the SEC’s web site at www.sec.gov or on Volt’s website at www.Volt.com.

Forward-Looking Statements

This document includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Volt cannot assure investors that future developments affecting Volt will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the Merger; uncertainty surrounding how many of Volt’s shareholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, including the failure to receive required regulatory approvals from any applicable governmental entities, may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in Volt’s most recent Annual Report on Form 10-K filed with the SEC on January 13, 2022 and available at www.sec.gov, and other filings that Volt may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of Volt’s assumptions prove incorrect, Volt’s actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by Volt in this document speaks only as of the date hereof. Factors or events that could cause Volt’s actual results to differ may emerge from time to time, and it is not possible for Volt to predict all of them. Volt does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated as of April 13, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: April 14, 2022	By:	/s/ Nancy Avedissian
	Name:	Nancy Avedissian
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary